Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 relating to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan of our report dated August 11, 2004, relating to the financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004.

KPMG LLP

Orlando, Florida

December 17, 2004